Exhibit 21
SUBSIDIARIES OF THE REGISTRANT

1. Orrstown Bank, Shippensburg, Pennsylvania; a state-chartered bank organized under the Pennsylvania Banking Code of 1965.

2. Wheatland Advisors, Inc, Lancaster, Pennsylvania; a Registered Investment Advisor.